As filed with the Securities and Exchange Commission on June 8, 2021

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NOVO INTEGRATED SCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	59-3691650
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

11120 NE 2nd Street, Suite 100

Bellevue, WA 98004

(206) 617-9797

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert Mattacchione

Chief Executive Officer

Novo Integrated Sciences, Inc.

11120 NE 2nd Street, Suite 100

Bellevue, WA 98004

(206) 617-9797

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

(561) 514-0936

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	2,388,050	$3.35	$7,999,967.50	$872.80

(1)	This Registration Statement registers 2,388,050 shares of common stock of the Registrant issuable upon the exercise of warrants (the “warrants”) acquired by the selling stockholders in a April 9, 2021 private placement transaction (the “private placement”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act. The proposed maximum offering price for shares of common stock underlying the warrants is based on their exercise price of $3.35 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 8, 2021

PROSPECTUS

NOVO INTEGRATED SCIENCES, INC.

2,388,050 Shares

Common Stock

This prospectus covers the sale of an aggregate of 2,388,050 shares (the “shares”) of our common stock, $0.001 par value per share (the “common stock”), by the selling stockholders identified in this prospectus (collectively with any of the holder’s transferees, pledgees, donees or successors, the “selling stockholders”). The shares are issuable upon the exercise of warrants (the “warrants”) purchased by the selling stockholders in a private placement transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Securities Purchase Agreement dated April 9, 2021 (the “Purchase Agreement”). We are registering the resale of the shares of common stock covered by this prospectus as required by the Purchase Agreement.

The Company will not receive any proceeds from the sale by the selling stockholders of the shares, however, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. We are paying the cost of registering the shares covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of the shares.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. If required, the number of shares to be sold, the public offering price of those shares, the names of any underwriters, broker-dealers or agents and any applicable commission or discount will be included in a supplement to this prospectus, called a prospectus supplement. Because all of the shares offered under this prospectus are being offered by the selling stockholders, we cannot currently determine the price or prices at which the shares may be sold under this prospectus.

Our common stock is currently quoted on the Nasdaq Capital Market under the symbol “NVOS”. On June 7, 2021 the last reported sale price per share of our common stock on the Nasdaq Capital Market was $2.36. You are urged to obtain current market quotations for our common stock.

Our principal executive offices are located at 11120 NE 2nd Street, Suite 100, Bellevue, WA 98004.

Investing in our securities involves risks. You should carefully consider the Risk Factors beginning on page 16 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, the selling stockholders may, from time to time, offer and sell the shares described in this prospectus in one or more offerings. Information about the selling stockholders may change over time.

This prospectus provides you with a general description of the shares the selling stockholders may offer. Each time the selling stockholders sell our shares using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in shares of our common stock. See “Where You Can Find Additional Information” for more information.

Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling stockholders take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information, and neither of us are making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

For investors outside of the United States, neither we nor the selling stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

In this prospectus, (i) references to “Novo Integrated”, “we,” “us,” “our”, “the registrant” and “our company” refer, collectively, to Novo Integrated Sciences, Inc., a Nevada corporation, the issuer of the securities offered hereby, and its consolidated subsidiaries and (ii) references to “selling stockholder” or “selling stockholders” include donees, pledgees, transferees or other successors-in-interest selling shares of common stock received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Effective February 1, 2021 we effected a 1-for-10 reverse stock split of our issued and outstanding Common Stock (together the “Reverse Stock Split”). All references to shares of our Common Stock in this prospectus refer to the number of shares of Common Stock after giving effect to the Reverse Stock Split and are presented as if the Reverse Stock Split had occurred at the beginning of the earliest period presented.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Examples of such statements are those that include words such as “may,” “assume(s),” “forecast(s),” “position(s),” “predict(s),” “strategy,” “will,” “expect(s),” “estimate(s),” “anticipate(s),” “believe(s),” “project(s),” “intend(s),” “plan(s),” “budget(s),” “potential,” “continue” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements.

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Because these statements implicate risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those risks identified under “Risk Factors” in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q and from time to time in our other filings with the SEC. The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and services and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions as well as future business decisions, including any acquisitions, mergers, dispositions, joint ventures, investments and any other business development transactions we may enter into in the future. The amounts of time and money required to successfully complete development and commercialization of our products and services as well as any evolution of or shift in our business plans, or to execute any future strategic options are difficult or impossible to predict accurately and may involve factors that are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate and, therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized.

Based on the significant uncertainties inherent in the forward-looking statements described herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Accordingly, you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

THE OFFERING

We are registering for resale by the selling stockholders named herein the 2,388,050 shares as described below:

Securities Offered	2,388,050 shares of our common stock issuable upon exercise of warrants acquired by the selling stockholders in a private placement transaction on April 9, 2021.

Use of Proceeds	We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash.

Risk Factors	Investing in our securities involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus and any free writing prospectus that we authorize for use.

Market symbol and trading:	Our common stock is listed on the Nasdaq Capital Market under the symbol “NVOS.”

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THE COMPANY

Business Overview

Novo Integrated Sciences, Inc. was incorporated in Delaware on November 27, 2000, under the name Turbine Truck Engines, Inc. On February 20, 2008, the Company was re-domiciled to the State of Nevada. Effective July 12, 2017, the Company’s name was changed to Novo Integrated Sciences, Inc. When used herein, the terms “Company,” “we,” “us,” and “our” refer to Novo Integrated Sciences, Inc. and its consolidated subsidiaries.

The Company owns Canadian and U.S. subsidiaries which deliver, or intend to deliver, multidisciplinary primary health care related services and products through the integration of medical technology, advanced therapeutics and rehabilitative science. Currently, the Company’s revenue is generated solely through its wholly owned Canadian subsidiary, Novo Healthnet Limited (“NHL”), which provides our services and products through both clinic and eldercare related operations.

Our clinicians and practitioners provide certain multidisciplinary primary health care services, and related products, beyond the medical doctor first level contact identified as primary care. Our clinicians and practitioners are not licensed medical doctors, physicians, specialist, nurses or nurse practitioners. Our clinicians and practitioners are not authorized to practice primary care medicine and they are not medically licensed to prescribe pharmaceutical based product solutions.

NHL’s team of multidisciplinary primary health care clinicians and practitioners provide assessment, diagnosis, treatment, pain management, rehabilitation, education and primary prevention for a wide array of orthopedic, musculoskeletal, sports injury, and neurological conditions across various demographics including pediatric, adult, and geriatric populations through NHL’s 16 corporate-owned clinics, a contracted network of affiliate clinics, and eldercare related long-term care homes, retirement homes, and community-based locations in Canada.

Additionally, we continue to expand our patient care philosophy of maintaining an on-going continuous connection with our patient community, beyond the traditional confines of brick and mortar facilities, by extending oversight of patient diagnosis, care and monitoring, directly through various Medical Technology Platforms either in-use or under development.

Our specialized multidisciplinary primary health care services include physiotherapy, chiropractic care, manual/manipulative therapy, occupational therapy, eldercare, massage therapy (including pre- and post-partum), acupuncture and functional dry needling, chiropody, stroke and traumatic brain injury/neurological rehabilitation, kinesiology, vestibular therapy, concussion management and baseline testing, trauma sensitive yoga and meditation for concussion-acquired brain injury and occupational stress-PTSD, women’s pelvic health programs, sports medicine therapy, assistive devices, dietitian, holistic nutrition, fall prevention education, sports team conditioning programs including event and game coverage, and private personal training.

The occupational therapists, physiotherapists, chiropractors, massage therapists, chiropodists and kinesiologists contracted, by NHL, to provide occupational therapy, physical therapy and fall prevention assessment services are registered with the College of Occupational Therapists of Ontario, the College of Physiotherapists of Ontario, College of Chiropractors of Ontario, College of Massage Therapists of Ontario, College of Chiropodists of Ontario, and the College of Kinesiologists of Ontario regulatory authorities.

Our strict adherence to public regulatory standards, as well as self-imposed standards of excellence and regulation, have allowed us to navigate with ease through the industry’s licensing and regulatory framework. Compliant treatment, data and administrative protocols are managed through a team of highly trained, certified health care and administrative professionals. We and our affiliates provide service to the Canadian property and casualty insurance industry, resulting in a regulated framework governed by the Financial Services Commission of Ontario.

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Eldercare

The Company’s eldercare related operations provide physiotherapy (“PT”), occupational therapy (“OT”), assessment and application assistance for assistive devices, fall prevention programs, community-based strengthening and general flexibility exercise classes, rehabilitative strategies and continuing education to eldercare clients, including caregivers and family members as applicable, in various long-term care homes, retirement homes and community-based locations across the province of Ontario, Canada.

As a result of NHL’s September 2013 asset acquisition of Peak Health LTC Inc, an Ontario corporation formed in 2006, NHL has a 14-year history of providing certain multidisciplinary related healthcare services and products to the eldercare community. In 2017, based on the philosophical overlap and synchronicity between PT and OT, NHL launched its occupational therapy sector of services for our eldercare clients. NHL’s eldercare focused OT and PT services and product are in direct competition with the top providers in this sector. We offer one of the most extensive rosters of OT and PT clinicians certified by the Ministry of Health for assistive device assessment under the Assistive Device Program which, when the individual meets the criteria, allows our eldercare clients access to significant funding subsidies to purchase varying mobility aids (such as walkers, wheelchairs, seating, and power wheelchairs/scooters).

Additionally, our proprietary Electronic Rehabilitation Record and Management Reporting software solution provides us the ability to deliver each eldercare facility with a wide-array of detailed PT and OT reports that include, among other things: (i) client specific treatment details, (ii) identifying cost and optimization possibilities, (iii) outlining a wide variety of client outcome measurements, (iv) analyzing overall contract effectiveness, and (v) producing indicators which assist the NHL team to target opportunities for improved team efficiency. This software comes with an ability to provide a graphically illustrated ‘report card’ for contribution to annual, interdisciplinary care conferences with staff and family members, as well as fall reporting capacities, which are central to many homes’ fall prevention committee meetings. Additionally, data generated by the software allows members from both the NHL team and the eldercare facility team to identify residents who fall frequently and allow for the inter-disciplinary team to put strategies in place to better reduce a resident’s “fall-risk”.

NHL has created and delivers, through online virtual technology, a variety of eldercare related educational in-service programs which include topics such as nursing restorative education, back education and other eldercare-relevant topics such as osteoporosis, fall prevention, wheelchair positioning, and least restraints. NHL has designed its virtual online education in-service programs and modules to be presented in a variety of formats to facilitate the different capacity and styles of learning common to senior-aged individuals.

Our eldercare PT services are provided as follows:

1.	Long-Term Care Homes. NHL contracts with long-term care homes to provide individualized, onsite PT and group exercise classes for its residents. Registered physiotherapists are assisted by on-site support personnel to deliver individualized care, based on assessed needs, and with a goal of assisting each resident to attain and maintain their highest level of function possible with their activities of daily living. These services are primarily funded by the Ontario Ministry of Health and Long-Term Care (“MOHLTC”). The NHL team assists in providing assistive device assessments allowing residents access to funding assistance for varying mobility aids (such as walkers, wheelchairs, seating, and power wheelchairs/scooters). In addition to providing PT services, our team assists the long-term care home’s interdisciplinary team in the homes’ annual care conferences with its residents. Through the provision of education regarding nursing restorative programming, our team assists the facilities’ team in back education, fall prevention and many other subjects related to PT or physical health and wellness. The NHL team works together with the interdisciplinary team to assist with mandatory coding of Canada’s Resident Assessment Instrument Minimum Data Set (“RAI-MDS”) which is the standardized assessment tool required for the home to access payment from the MOHLTC for each resident. Additionally, through NHL’s proprietary software, the homes have access to abundant reporting solutions to help provide objective and quantitative measures for their continuous quality improvement program. NHL’s proprietary software provides our eldercare client locations with the unique ability to login and access multiple data points related to a multitude of therapy services provided to its residents, allowing for detailed, rapid reporting and accountability.

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2.	Retirement Homes. We contract with client retirement homes to provide individualized PT and group exercise classes to the retirement homes’ residents. Registered physiotherapists are assisted by the onsite support personnel to deliver individualized care based on assessed needs, again with a goal of assisting the residents participating in therapy to attain and maintain their level of function related to the activities of daily living. These services are partially funded by the individual and partly funded by the MOHLTC. Similar to the long-term care sector, our team assists with education of the nursing/interdisciplinary team, provides in depth service reports to the homes to measure desired service delivery and our proprietary software allows for each retirement home to have the same unique login capacity. In addition to the services above, some of the residents in the retirement homes, and as applicable the resident’s family members, can request and authorize receiving an increased level of physiotherapy related services available privately on a fee-for-service basis paid by the individual.

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Community Based Home Care Physiotherapy. Throughout the province of Ontario, the MOHLTC operates 14 Local Health Integration Networks (“LHINs”) which are health authorities responsible for regional administration of public health care services. The LHINs serve as contact points, information clearinghouses, referral resources, and assessment/care coordinators for eligible residents who need health care assistance at home or a safer place to live through aging at home strategies that can be put in place by health care providers. Through service contracts, the LHINs engage “cluster providers” to provide services to clients living in the community, clients living at-home or clients living in a retirement home. These service contracts are funded by the MOHLTC.

NHL is a “cluster provider” sub-contractor for home care physiotherapy in the North East LHIN which encompasses more than 565,000 people across 400,000 square kilometers and five sub-regions . Through this subcontract arrangement, we provide one-on-one physiotherapy assessment and treatment to clients who cannot easily access outpatient services due to mobility challenges. Primarily, these clients are elderly with multiple co-morbidities, although some clients are not elderly and are instead simply post-operative with mobility challenges.

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Community Based Group Exercise Classes & Fall Prevention Programs. NHL has contracted with two “cluster providers” to provide group exercise classes and fall prevention programs (consisting of an assessment accompanied by education and group exercise classes) in three separate LHINs (Central, Toronto Central and Central East) which encompass the Greater Toronto area with an estimated aggregate population of 6.4 million people. In 2013, the MOHLTC introduced several initiatives designed to assist seniors in maintaining an active and healthy lifestyle while still living at home. Under the 2013 initiative, exercise instructors under contract with NHL, deliver group exercise classes over a 48-week period each year.

In addition, another component of the 2013 MOHLTC initiative is the delivery of fall prevention programs with entry and exit assessments completed by specialized registered providers such as kinesiologists and physiotherapists with the assistance of exercise instructors for the group class and education portion of the program. The goal of these classes is to assess seniors’ general health status, identify defined levels of risk pertaining to balance and falling, and educate seniors about fall prevention through a combination of increased knowledge and teaching exercises designed to improve strength and balance.

5.	Community-based Outpatient Clinics. NHL provides outpatient physiotherapy, chiropractic, and laser technology services through a community-based clinic in the province of Ontario. The services provided at the clinic are funded by Motor Vehicle Accident treatment plans, extended health benefits insurance coverage, or private payment. A portion of the services provided at the clinic are funded by the MOHLTC in the form of Episodes of Care and these services are specifically targeted to be delivered to clients who meet the following criteria:

●	Aged 65 years of age and older or aged 18 years of age and younger, and
●	Are post-operative, or
●	Have just been discharged from a hospital, or
●	Are receiving services from the Ontario Disability Services Program or Ontario Works.

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Our eldercare OT services are provided, through two separate sectors, as follows:

1.	Long-Term Care Sector. We contract with client homes to provide the following OT services:

●	Assessments and interventions to support maintenance and restoration of function related to seating, mobility, positioning for self-care, prevention of pressure ulcers, falls and use of restraints,
●	Speech language pathology services, including evaluation and treatment,
●	Swallowing and eating assessments and interventions,
●	Cognitive behavioral assessments and care planning,
●	Our occupational therapists have specialized training in mobility providing assistive device assessments when required. This service is funded primarily by the MOHLTC.

2.	Retirement Home & Community. We provide the following OT services through individual contracts with private payers:

●	Home safety assessments,
●	Functional assessments,
●	In-home activities of daily living assessments,
●	Assessment and completion of applications for assistive devices (mobility aids),
●	Custom seating and mobility consultations,
●	Case management services, and
●	Speech language pathology services, including evaluation and treatment.

Recent Developments

Coronavirus (COVID-19)

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

On March 17, 2020, as a result of COVID-19 infections having been reported throughout both Canada and the United States, certain national, provincial, state and local governmental issued proclamations and/or directives aimed at minimizing the spread of COVID-19. Accordingly, on March 17, 2020, the Company closed all corporate clinics for all in-clinic non-essential services to protect the health and safety of its employees, partners and patients. On March 20, 2020, the Company announced the precautionary measures taken as well as announcing the business impact related to the coronavirus COVID-19 pandemic.

Operating under COVID-19 related governmental proclamations and directives, between March 17, 2020 and June 1, 2020, the Company provided in-clinic multi-disciplinary primary healthcare services and products solely to patients with emergency and essential need while also providing certain virtual based services related to physiotherapy. In light of most eldercare related services being deemed essential by national, provincial and local governmental authorities in Canada, NHL’s contracted eldercare related services have been nominally impacted during the fiscal year 2021 first and second quarters and we project the same for the fiscal year 2021 third and fourth quarters.

On May 26, 2020, the Ontario Ministry of Health announced updated guidance and directives stating that physiotherapists, chiropractors and other regulated health professionals, including all services and products provided by the Company, can gradually and carefully begin providing all services, including non-essential services, once the clinician and provider are satisfied all necessary precautions and protocols are in place to protect the patients, the clinician and the clinic staff. With all corporate clinics closed due to the COVID-19 pandemic, with the exception of providing certain limited essential and emergency services, the Company had furloughed 48 full-time employees and 35 part-time employees from its pre-closure levels of 81 full-time employees and 53 part-time employees.

On June 2, 2020, the Company commenced opening its corporate clinics and providing non-essential services. As of June 9, 2020, the Company had opened all corporate clinics while following all mandated guidelines and protocols from Health Canada, the Ontario Ministry of Health, and the respective disciplines’ regulatory Colleges to ensure a safe treatment environment for our staff and clients. Certain of these guidelines and protocols include both active and passive screening for staff and clients, enhanced cleaning measures using only Health Canada approved disinfectants and sanitizers, personal protective equipment usage, appropriate signage and markers throughout the clinics, and layout changes to the clinics to reflect proper physical distancing measures. Additional, more restrictive proclamations and/or directives may be issued in the future.

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With our clinic facilities re-opened and operating under COVID-19 pandemic related mandated guidelines and protocols, for the month ended February 28, 2021, NHL’s clinic-based patient flow has met and exceeds 82% for the same period ended February 2020. In addition, for the month ended February 28, 2021, NHL’s eldercare contract services provided has met and exceeds 93% of the same period ended February 2020. As of February 28, 2021, the Company has 78 full-time employees and 59 part-time employees.

Assuming no additional “lockdowns” or new material directives are implemented limiting the Company’s ability to provide both its clinic and eldercare community related services, for fiscal year 2021 the Company projects a steady month-over-month increase as (i) recommended guidelines for patient-clinician on-site interaction are eased, and (ii) more overall movement restrictions are reduced and people are more comfortable in public spaces.

The ultimate impact of the COVID-19 pandemic on the Company’s operations remains unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced patient traffic and reduced operations. The full long-term financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition, and results of operations.

The measures taken to date will impact the Company’s fiscal year 2021 business and potentially beyond. Management expects that all of its business segments, across all of its geographies, will be impacted to some degree, but the significance of the full impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

Return of Acquisition Deposit

On June 12, 2020, the Company terminated an acquisition letter of intent (“LOI”), resulting in the return, on June 26, 2020, of a CAD$350,000 (approximately $255,570 on June 26, 2020) deposit to the Company.

LA Fitness U.S. License Agreement & Guaranty

On September 24, 2019, Novomerica Health Group Inc. (“Novomerica”), a wholly owned subsidiary of the Company, entered into a Master Facility License Agreement with Fitness International, LLC and Fitness & Sports Clubs, LLC (together with Fitness International, LLC, “LA Fitness U.S.”). The Master Facility License Agreement was amended on February 4, 2020, pursuant to the terms of that certain First Amendment to Master Facility License Agreement between Novomerica and Fitness International, LLC (“U.S. License Agreement”).

Pursuant to the terms of the U.S. License Agreement, the parties agreed that from time to time as set forth in the U.S. License Agreement or as the parties otherwise agree, Novomerica may wish to identify sublicensees to provide certain services in facilities operated by LA Fitness U.S., and LA Fitness U.S. may desire to grant to such sublicenses the right to do the same. Upon execution of applicable documentation as may be required by the U.S. License Agreement, the sublicensee (which may be Novomerica, if Novomerica desires to provide Services (as hereinafter defined) itself) shall have the right, subject to the terms of the U.S. License Agreement, to (i) occupy and use, on an exclusive basis, for the purposes of providing outpatient physical and/or occupational therapy as provided in the U.S. License Agreement (the “Services”), with the applicable LA Fitness U.S. facility, and (ii) access and use, on a non-exclusive basis, for the purpose of providing the Services, the applicable facility’s equipment and a pool lane, and (iii) use, on a non-exclusive basis, the applicable facility’s common areas solely as necessary to access the facility’s service area, equipment and a pool lane.

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Pursuant to the terms of the U.S. License Agreement, five separate initial licenses in Ohio were granted. Novomerica agreed to develop and open for business (a) at least two of such facilities by June 30, 2020, (b) at least two additional facilities by September 30, 2020, and (c) the final remaining facility by December 31, 2020 (“U.S. Development Schedule”). Pursuant to the terms of the U.S. License Agreement, in the event that Novomerica fails to meet the U.S. Development Schedule, the initial licenses that Novomerica has developed and opened for business will remain unaffected; however, Novomerica will lose the right to develop the remaining licenses.

With respect to each license granted under the U.S. License Agreement, for the period beginning as of the commencement date of each such license and continuing until the expiration or earlier termination of such license, Novomerica shall pay to LA Fitness U.S. a monthly payment in an agreed upon amount.

Unless sooner terminated as provided in the U.S. License Agreement, the term of the U.S. License Agreement shall expire simultaneously with the expiration of earlier termination of the License Term (as such term is defined in the U.S. License Agreement) of the last remaining license granted under the U.S. License Agreement.

Pursuant to the terms of the U.S. License Agreement, the Company agreed to execute that certain Guaranty Agreement (the “U.S. Guaranty”) dated September 24, 2019 by and between the Company and LA Fitness U.S. Pursuant to the terms of the U.S. Guaranty, the Company irrevocably guaranteed the full, unconditional and prompt payment and performance of all of Novomerica’s obligations and liabilities under the U.S. License Agreement.

In March 2020, as a result of guidelines issued by local, state, and federal authorities due to the COVID-19 pandemic, LA Fitness U.S. closed all facilities nationwide. Currently, under both government and internal corporate directives, LA Fitness U.S. is cautiously opening certain facilities to limited access and services. As a result, all contractual terms and conditions of our U.S. License Agreement are on hold, with all parties indicating the intention to amend the U.S. License Agreement and its timelines once “normal” activity resumes in the LA Fitness U.S. facilities. Re-engagement of the contract terms may vary from state to state; however, our model plan to partner and sub-license with existing local clinic ownership to launch and operate each LA Fitness U.S. based micro-clinic remains intact.

Due to the ever-changing conditions surrounding the re-opening of LA Fitness U.S. facilities, we are unable to verify our schedule to commence opening our micro-clinics, but we are tentatively planning on a target of early 2021. Furthermore, in our discussions with LA Fitness U.S., all parties agree that the pandemic has created renewed awareness of health wellness as a lifestyle rather than as a treatment. LA Fitness U.S. continues to indicate the desire to continue our contractual agreements upon LA Fitness U.S. re-opening facilities post-pandemic. We believe that the addition of our micro-clinics to LA Fitness U.S. facilities further enhances the benefits available to the facilities’ membership by providing direct access to certain multidimensional primary healthcare services.

LA Fitness Canada License Agreement & Guaranty

On September 24, 2019, NHL entered into a Master Facility License Agreement with LAF Canada Company (“LA Fitness Canada”). The Master Facility License Agreement was amended on February 4, 2020, pursuant to the terms of that certain First Amendment to Master Facility License Agreement between NHL and LA Fitness Canada (“Canada License Agreement”).

Pursuant to the terms of the Canada License Agreement, the parties agreed that from time to time as set forth in the Canada License Agreement or as the parties otherwise agree, NHL may wish to identify sublicensees to provide certain services in facilities operated by LA Fitness Canada, and LA Fitness Canada may desire to grant to such sublicensees the right to do the same. Upon execution of applicable documentation as may be required by the Canada License Agreement, the sublicensee (which may be NHL, if NHL desires to provide Services (as hereinafter defined) itself) shall have the right, subject to the terms of the Canada License Agreement, to (i) occupy and use, on an exclusive basis, for the purposes of providing the Services, with the applicable LA Fitness Canada facility, and (ii) access and use, on a non-exclusive basis, for the purpose of providing the Services, the applicable facility’s equipment and a pool lane, and (iii) use, on a non-exclusive basis, the applicable facility’s common areas solely as necessary to access the facility’s service area, equipment and a pool lane.

Pursuant to the terms of the Canada License Agreement, 17 separate initial licenses in Ontario, Canada and Alberta, Canada were granted. NHL agreed to develop and open for business (a) at least four of such facilities by March 31, 2020, (b) at least six additional facilities by June 30, 2020, (c) at least six additional facilities by September 30, 2020, and (d) the final remaining facility by December 31, 2020 (the “Canada Development Schedule”). Pursuant to the terms of the Canada License Agreement, in the event that NHL fails to meet the Canada Development Schedule, the initial licenses that NHL has developed and opened for business will remain unaffected; however, NHL will lose the right to develop the remaining licenses.

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As defined in the Canada License Agreement, NHL has provided the initial four deposits due by March 31, 2020. In addition, NHL has engaged clinicians to sublicense the roll-out and operation of micro-clinics as defined in the Canada License Agreement clinics in LAF.

With respect to each license granted under the Canada License Agreement, for the period beginning as of the commencement date of each such license and continuing until the expiration or earlier termination of such license, NHL shall pay to LA Fitness Canada a monthly payment in an agreed upon amount.

Unless sooner terminated as provided in the Canada License Agreement, the term of the Canada License Agreement shall expire simultaneously with the expiration of earlier termination of the License Term (as such term is defined in the Canada License Agreement) of the last remaining license granted under the Canada License Agreement.

Pursuant to the terms of the Canada License Agreement, the Company agreed to execute that certain Guaranty Agreement (the “Canada Guaranty”) dated September 24, 2019 by and between the Company and LA Fitness Canada. Pursuant to the terms of the Canada Guaranty, the Company irrevocably guaranteed the full, unconditional, and prompt payment and performance of all of NHL’s obligations and liabilities under the Canada License Agreement.

In March 2020, as a result of guidelines issued by local, provincial, and federal authorities due to the COVID-19 pandemic, LA Fitness Canada closed all facilities nationwide. Currently, under both government and internal corporate directives, LA Fitness Canada is cautiously opening certain facilities to limited access and services. As a result, all contractual terms and conditions of our Canada License Agreement are on hold with all parties indicating the intention to amend the Canada License Agreement and its timelines once “normal” activity resumes in the LA Fitness Canada facilities. Re-engagement of the contract terms may vary from state to state; however, our model plan to partner and sub-license with existing local clinic ownership to launch and operate each LA Fitness Canada based micro-clinic remains intact.

Due to the ever-changing conditions surrounding the re-opening of LA Fitness Canada facilities, we are unable to verify our schedule to commence opening our micro-clinics, but we are tentatively planning on a target of late summer 2021. Furthermore, in our discussions with LA Fitness Canada, all parties agree that the pandemic has created renewed awareness of health wellness as a lifestyle rather than as a treatment. LA Fitness Canada continues to indicate the desire to continue our contractual agreements upon the re-opening of LA Fitness Canada facilities post-pandemic. We believe that the addition of our micro-clinics to LA Fitness Canada facilities further enhances the benefits available to the facilities’ membership by providing direct access to certain multidimensional primary healthcare services.

Intellectual Property Asset Purchase Agreement

On December 20, 2019, the Company issued 8,000,000 restricted shares of common stock to 2731861 Ontario Corp. in connection with entry into an Intellectual Property Asset Purchase Agreement, dated December 17, 2019. Such shares had a value of CAD$6,908,000 (approximately $5,248,000 as of December 17, 2019).

Regulation A+ Offering

On June 29, 2020, the Company commenced a public offering pursuant to Regulation A of up to 2,000,000 shares of its common stock, with an aggregate amount of $30,000,000, under a qualified Offering Statement (File No. 024-11186), on a self-underwritten “best efforts” basis. On February 25, 2021, the Company applied to the SEC for withdrawal of the Offering Statement as the Company had determined to terminate the offering. No securities had been sold pursuant to the Offering Statement.

Agreement to Cash Payment on a Related Party Debenture

On July 21, 2020, a related party debenture holder and the Company signed an Amendment No. 2 to a Debenture, originally dated September 30, 2013, to provide a cash payment equal to CAD$360,000 (approximately $267,768 as of July 21, 2020), which amount would be deducted from the debenture principal balance, resulting in a remaining principal balance of CAD$390,000 (approximately $290,082 as of July 21, 2020).

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Agreement to Convert Debt to Common Stock, Related Party Debtee

On July 21, 2020, the Company and a related party debt holder agreed to convert the total remaining balance of a Loan Agreement, originally dated January 19, 2016, with a total balance owed, including principal and interest, equal to CAD$304,321 (approximately $226,363 as of July 21, 2020). The debt was converted into 15,091 restricted shares of the Company’s common stock at a per share price of $15.00. As a result of the stock issuance, the related party loan debt has been paid in full.

Engagement of Financial Advisor

On July 31, 2020, the Company engaged Maxim Group LLC as the Company’s financial advisor to assist the Company in articulating its growth strategy to the investment community and to assist the Company with its aspiration to up-list to a national exchange.

Officer Employment Agreement

On August 6, 2020, the Company and its President, Christopher David, entered into an Employment Agreement, effective August 5, 2020. In consideration thereof, the Company agreed to pay Mr. David a monthly salary of $8,000. In addition, the Company agreed to grant Mr. David an option to purchase 575,000 shares of the Company’s common stock at an exercise price of $3.00 per share. The option fully vested on the date of grant and expires on August 6, 2025.

Extension of Acquisition LOI and Conversion of Refundable Deposit to Loan

On August 31, 2020, the Company extended the termination date of an acquisition LOI to September 1, 2021 and to convert the LOI refundable deposit of CAD$500,000 to a loan, payable to the Company, with an interest rate of 10% per annum and a due date of September 1, 2021.

2794512 Ontario Inc. Asset Purchase Agreement

On December 11, 2020, we entered into that certain Asset Purchase Agreement (the “2794512 APA”) by and between the Company and 2794512 Ontario Inc. (the “Seller”), pursuant to which the Company agreed to purchase, and Seller agreed to sell, generic primary and sub-primary drug formulations (known as bioequivalence) of name brand pharmaceutical reference products related to usage as injectables, ophthalmic, and topical applications. Pursuant to the terms of the 2794512 APA, the purchase price was $876,000, which was paid through the issuance by the Company of 240,000 restricted shares of common stock based on the 30-day trading average of $3.65. The shares were issued on December 15, 2020.

Increase of Board Size, Appointment of New Directors and Creation of Audit Committee

On January 26, 2021, our Board of Directors, pursuant to power granted to the Board in our bylaws, increased the size of the Board from four persons to seven persons. In addition, the Board named the following persons to serve as directors to fill the newly created vacancies: Alex Flesias, Robert Oliva and Michael Pope. Each of Messrs. Pope, Oliva and Flesias qualifies as an independent director under the Nasdaq listing rules. Also on January 26, 2021, the Board established an Audit Committee and named each of Messrs. Flesias, Oliva and Pope to serve as members thereof. Mr. Pope serves as Chairman of the Audit Committee.

Reverse Stock Split

On February 1, 2021, we effected a 1-for-10 reverse stock split of our common stock. We implemented the reverse stock split in connection with our application to uplist our common stock to The Nasdaq Capital Market. The reverse stock split is an action intended to fulfill the stock price requirements for listing on Nasdaq. As a result of the reverse stock split, every 10 shares of issued and outstanding common stock were exchanged for one share of common stock, with any fractional shares being rounded up to the next higher whole share. The reverse stock split was approved by the Company’s Board of Directors and by stockholders holding a majority of the Company’s voting power.

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Approval of the Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan

On February 9, 2021, our Board of Directors and stockholders holding a majority of our outstanding common stock approved the Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). Under the 2021 Plan, a total of 4,500,000 shares of common stock are authorized for issuance pursuant to the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares or other cash- or stock-based awards to officers, directors, employees and eligible consultants to the Company or its subsidiaries. Subject to adjustment as provided in the 2021 Plan, the maximum aggregate number of shares that may be issued under the 2021 Plan will be cumulatively increased on January 1, 2022 and on each subsequent January 1 through and including January 1, 2023, by a number of shares equal to the smaller of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by our Board of Directors. As of June 7, 2021, the 2021 Plan has 4,500,000 shares are available for award.

Uplisted to The Nasdaq Capital Market

On February 23, 2021, our common stock commenced trading under the ticker symbol “NVOS” on The Nasdaq Capital Market.

Registered Direct Offering

On April 9, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several accredited institutional investors (the “Purchasers”) pursuant to which the Company agreed to issue to the Purchasers, (i) in a registered direct offering (the “Registered Direct Offering”), an aggregate of 2,388,050 shares of the Company’s common stock, and (ii) in a concurrent private placement (the “Private Placement”), warrants to purchase an aggregate of 2,388,050 shares of common stock at an exercise price per share of $3.35 (the “Warrants”). The combined purchase price for one share of common stock and a Warrant was $3.35, representing aggregate gross proceeds to the Company of approximately $8.0 million.

The Registered Direct Offering and the Private Placement closed on April 13, 2021. Accordingly, on April 13, 2021, the Company issued to the Purchasers an aggregate of 2,338,050 shares of common stock in the Registered Direct Offering and Warrants to purchase an aggregate of 2,338,050 shares of common stock in the concurrent Private Placement. The Warrants have an exercise price of $3.35 per share and are immediately exercisable and expire on the five year and six-month anniversary of the issuance date. The net proceeds from the Company’s sale and issuance of such shares of common stock and such Warrants were approximately $7,258,500 after deducting placement agent fees and other estimated offering expenses. Novo Integrated Sciences intends to use the net proceeds of the offering for strategic activities, working capital, and other general corporate purposes intended to accelerate the Company’s growth.

The common stock sold in the Registered Direct Offering was sold pursuant to a shelf registration statement on Form S-3 (File No. 333-254278) which was declared effective by the SEC on March 22, 2021. The Warrants issued in the concurrent Private Placement and shares issuable upon exercise of such Warrants were offered in a Private Placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws.

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We-Fix-U Physiotherapy and Foot Health Inc. Non-Binding Letter of Intent

On January 8, 2021, the Company and NHL entered into a non-binding letter of intent (“We-Fix-U LOI”) with We-Fix-U Physiotherapy and Foot Health Inc. (“We-Fix-U”). Pursuant to the terms of the We-Fix-U LOI, the parties agreed to proceed reasonably and in good faith toward the negotiation and execution of a share exchange or similar definitive agreement regarding the acquisition of We-Fix-U by the Company. The parties expect that the definitive agreement will provide for the acquisition of We-Fix-U in exchange for CAD$3,200,000 (approximately $2,547,000) or a valuation prescribed at a break-even level as a result of the COVID-19 economic environment, in the Company’s restricted common stock, NHL exchangeable preferred shares, or other equity structure depending on tax considerations. The Company’s common stock to be issued will be based on a per share price of $5.00. In the alternative and at the sole discretion of the We-Fix-U shareholders, the parties may enter into a structure whereby the We-Fix-U shareholders will be issued NHL preferred exchangeable shares that may be used for the sole purpose of exchange for the Company’s common stock.

The issued shares are expected to be subject to a two-year lockup coinciding with any applicable clawback policies or procedures adopted by the Company and outlined in the definitive agreement entered into by the Company and We-Fix-U. In the event the clawback is waived prior to the two-year clawback term, the lockup will be removed and normal restrictions under Rule 144 promulgated under the Securities Act will apply. The We-Fix-U LOI also provides that David Evans, We-Fix-U’s CEO, will enter into an employment agreement for a period of no less than two years from the closing of the We-Fix-U transaction.

Completion of the We-Fix-U transaction is subject to standard due diligence, negotiation and execution of definitive documentation, receipt of necessary board and shareholder approvals, regulatory approvals, and third party consents. The We-Fix-U LOI contains standard representations, warranties, covenants, and conditions as well as mutual confidentiality and exclusivity provisions.

Pursuant to the terms of the We-Fix-U LOI, if a definitive agreement was not executed by the parties to the We-Fix-U LOI on or before April 1, 2021, the terms of the We-Fix-U LOI would terminate, with the exception of certain specified provisions. On March 29, 2021, the Company and We-Fix-U amended the We-Fix-U LOI to extend the termination date of the We-Fix-U LOI to June 1, 2021.

New Principal Financial Officer

On April 20, 2021, Thomas Bray, who replaced Klara Radulyne as our Principal Financial Officer on December 15, 2020, notified us of his intent to resign as our Principal Financial Officer, effective immediately. On April 20, 2021, our Board of Directors appointed Sterling Jimenez, Ph.D., as our Principal Financial Officer. Dr. Jimenez will also serve as our principal accounting.

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Formation of Medical Advisory Board

On April 22, 2021, we announced the formation of a Medical Advisory Board. The initial members of the Medical Advisory Board are Dr. Joseph M. Chalil, Dr. Michael G. Muhonen, and Dr. Zach P. Zachariah. The goal of the Medical Advisory Board is to provide the Company with important insight and expertise as the Company expands its personalized consumer engagement across all aspects of the patient/practitioner relationship through the integration of medical technology, advanced therapeutics, and rehabilitative sciences.

Formation of Compensation Committee

On May 5, 2021, the Company’s Board of Directors formed a Compensation Committee and named each of Alex Flesias, Robert Oliva and Michael Gaynor to serve as members thereof. Mr. Oliva will serve as Chair of the Compensation Committee.

Upon initially listing with the Nasdaq Capital Market (“Nasdaq”), the Company qualified as a “controlled company” because more than 50% of the voting power for the election of directors was held indirectly by Robert Mattacchione, the Company’s Chief Executive Officer. Subsequent to the Company’s registered direct offering that closed on April 13, 2021, the Company ceased to be a controlled company as Mr. Mattacchione no longer owned 50% or more of the Company’s voting power. The Nasdaq rules provide, among other things, that a company that has ceased to be a controlled company is permitted to phase-in its independent nominating and compensation committees as follows: (1) one member must satisfy the independence requirement at the time the company ceases to be a controlled company; (2) a majority of members must satisfy the independence requirement within 90 days of the company ceasing to be a controlled company; and (3) all members must satisfy the independence requirement within one year of the company ceasing to be a controlled company. Messrs. Flesias and Oliva qualify as independent directors. Mr. Gaynor is not an independent director. In order to comply with Nasdaq rules, the Company expects to replace Mr. Gaynor as a member of the Compensation Committee with an independent director within one year of the Company ceasing to be a controlled company.

Formation of Nominating and Corporate Governance Committee

Also on May 5, 2021, the Board of Directors formed a Nominating and Corporate Governance Committee and named each of Alex Flesias, Robert Oliva and Christopher David to serve as members thereof. Mr. Flesias will serve as Chair of the Nominating and Corporate Governance Committee.

Messrs. Flesias and Oliva qualify as independent directors. Mr. David is not an independent director. In order to comply with Nasdaq rules, the Company expects to replace Mr. David as a member of the Nominating and Corporate Governance Committee with an independent director within one year of the Company ceasing to be a controlled company.

Pro-Dip, LLC Share Exchange Agreement

On May 11, 2021, the Company entered into that certain Share Exchange Agreement (the “Pro-Dip SEA”), dated as of May 11, 2021, with Pro-Dip, LLC (“Pro-Dip”), Peter St. Lawrence (“PL”) and George St. Lawrence (“GL”). Each of PL and GL owns 50% of Pro-Dip’s outstanding units.

Pursuant to the terms of the Pro-Dip SEA, the Company agreed to purchase, and PL and GL agreed to sell to the Company, 100% of the Pro-Dip units held by PL and GL (including Pouch Works LLC, Pro-Dip’s subsidiary) in exchange for $755,385, to be paid via the delivery by the Company of 189,796 restricted shares of Company common stock (“Pro-Dip Share Exchange), such that upon the closing of the transactions contemplated by the SEC, the Company would have 100% ownership of Pro-Dip. The Pro-Dip SEA includes customary representations and warranties and closing conditions.

On May 24, 2021, pursuant to the closing of the Pro-Dip SEA, we acquired Pro-Dip, and Pro-Dip thereafter became a wholly owned subsidiary of the Company.

Acenzia Share Exchange Agreement

On May 28, 2021, the Company and NHL entered into that certain Share Exchange Agreement (the “Acenzia SEA”), dated as of May 28, 2021, with Acenzia Inc. (“Acenzia”), Avec8 Holdings Inc. (“Avec8”), Ambour Holdings Inc. (“Ambour”), Indrajit Sinha, Grant Bourdeau and Derrick Bourdeau (collectively, referred to as “Acenzia Shareholders”).

The Acenzia Shareholders collectively hold 100% of the issued and outstanding shares of Acenzia as follows:

●	Ambour: 625,000 Class C special shares (the “Ambour Shares”),

●	Avec8: 773,000 Class D special shares (the “Avec8 Shares”),

●	Mr. Sinha: 100 Class 3 common shares, 3,000 Class 2 common shares, and 7,438,258 Class A special shares (collectively, the “IS Shares”),

●	Mr. G. Bourdeau: 100 Class 1 common shares, 3,000 Class 2 common shares, 6,969,050 Class A special shares, and 617,208 Class B special shares (collectively, the “GB Shares”), and

●	Mr. D. Bourdeau: 800 Class 2 common shares, 525,000 Class A special shares, and 561,777 Class B special shares (collectively with the Ambour Shares, the Avec8 Shares, the IS Shares and the GB Shares, the “Acenzia Purchased Shares”).

Pursuant to the terms of the SEA, NHL agreed to purchase from the Acenzia Shareholders, and the Acenzia Shareholders agreed to sell to NHL, the Acenzia Purchased Shares on the closing date, in exchange for payment by NHL of the purchase price (the “Purchase Price”) of $25,000,000, less Acenzia’s long-term debt evidenced on the closing balance sheet, and subject to the Working Capital Adjustment (as hereinafter defined) and the working capital allowance advanced (the “Adjusted Purchase Price”). The Purchase Price will be paid by the issuance by NHL to the Acenzia Shareholders of certain non-voting NHL preferred shares exchangeable into restricted shares of the Company’s common stock (the “NHL Exchangeable Shares”). The number of NHL Exchangeable Shares to be issued will be calculated at a per share price of $3.91. As of May 28, 2021, the parties to the SEA estimate that the Adjusted Purchase Price will be $14,884,039, resulting in the anticipated issuance of 100 NHL Exchangeable Shares exchangeable into an aggregate of 3,806,660 restricted shares of the Company’s common stock. The actual Adjusted Purchase Price and number of shares of Company common stock to be issued upon exchange of the NHL Exchangeable Shares will be determined following the closing, based on the Post-Closing Adjustment (as hereinafter defined).

Pursuant to the terms of the SEA, the Company will create an allowance for working capital in the amount of CAD $2,000,000 (approximately $1,654,800 as of May 28, 2021) for purposes of sustaining organic growth. The advance of any working capital amount is subject to the Company’s board approval. Any amount advanced will be structured as a commercially reasonable loan and will reduce the Purchase Price by the amount advanced, with such reduction resulting in surrender by Acenzia Shareholders of that number of NHL Exchangeable Shares equal to the advance divided by $3.91.

On or prior to the closing date, Acenzia will prepare and deliver to NHL a closing balance sheet, including working capital (without giving effect to the transactions contemplated in the SEA) (the “Working Capital Estimate”) as at May 27, 2021 (the “Calculation Time”). If the Working Capital Estimate at the Calculation Time is greater than $0, then the Purchase Price will be increased by the amount of the Working Capital Estimate. If the Working Capital Estimate at the Calculation Time is less than $0, then the Purchase Price will be reduced by the amount of the working capital deficiency (the “Working Capital Adjustment”).

Within 90 days after the closing date, NHL will prepare and deliver to the Acenzia Shareholders, with the assistance of and information provided by the Acenzia Shareholders, a statement setting forth its calculations of closing working capital as of the Calculation Time (the “Closing Working Capital”), which statement will contain an unaudited balance sheet of Acenzia as of the closing date (without giving effect to the transactions contemplated in the SEA) (the “Final Closing Balance Sheet”). If the Closing Working Capital on the Final Closing Balance Sheet is less than the Working Capital Estimate, the Acenzia Shareholders will surrender that number of NHL Exchangeable Shares equal to the differential divided by $3.91. If the Closing Working Capital on the Final Closing Balance Sheet is greater than the Working Capital Estimate, NHL will issue to the Acenzia Shareholders that number of additional NHL Exchangeable Shares and reserve for issuance that additional number of restricted shares of the Company’s common stock equal to the differential divided by $3.91 (in either case, the “Post-Closing Adjustment”).

Pursuant to the terms of the SEA, the Company agreed that (i) Messrs. Sinha and G. Bourdeau would be appointed to the Company’s board of directors, and (ii) for each meeting of the Company’s stockholders at which directors are being elected until the date that is two years from the closing date, it would nominate Messrs. Sinha and G. Bourdeau as directors.

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Business Growth Initiatives

The Company’s mission is to provide excellence in multidisciplinary primary health care assessment, diagnosis, treatment, pain management and prevention through the integration of medical technology, advanced therapeutics and rehabilitative science. Key elements of our business growth initiatives include:

●	Increase Market Share in Canada through Organic Growth, Asset Acquisition and Contract Expansion for both our Clinic and Eldercare Operations. Specific to our clinic-based operations, the Company has an ongoing initiative to expand our Canadian market share through both organic growth and strategic acquisition of operating multidisciplinary primary health care clinics in markets we are currently located as well as new geographic markets. Specific to our Eldercare based operations, we intend to increase our Canada market share of providing contracted-occupational therapy and physiotherapy services to eldercare centric homes through network affiliation growth, new contract awards and increased usage of telemedicine.

●	Expand Operations into the United States through:

●	The introduction of a customized version of our multidisciplinary primary health care service model with emphasis on pain prevention, treatment and management as well as immune enhancement through the launch of micro-clinic facilities.

●	The strategic acquisition of targeted U.S. operating clinics in key geographical areas.

●	Establishment of strategic corporate alliances and partnerships with existing U.S. health care provider facilities, including certain of our current Canadian clients with U.S.-based facilities, allowing us immediate access to their client base.

●	Integration of specific specialized multidisciplinary primary health care services and products that are a direct compliment to the existing primary care related products and services already provided by brand-recognized, established retail entities such as grocers, pharmacies, health fitness clinics and clinics with a further emphasis of healthcare maintenance through product solutions.

●	Open Micro-Clinic Facilities through our U.S. and Canada LA Fitness Master Facility License Agreements. Micro-clinic facilities are reduced footprint clinics, primarily located within the premises of larger commercial enterprises, focused on providing multidisciplinary primary health care and medical technology related services. Under the terms of our Agreement with LA Fitness (U.S. and Canada), we are developing and opening micro-clinic facilities within the footprint of LA Fitness facilities throughout both the U.S. and Canada. Each micro-clinic exists through either third-party sub-license agreements or corporate sponsored arrangement. The Company’s LA Fitness based micro-clinic facilities will primarily provide outpatient physiotherapy and occupational therapy services.

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●	Further Development and Usage of our Telemedicine Medical Technology Platform. Telemedicine is transforming traditional approaches to health care by providing ease of access and reduced costs for patients for the delivery of certain healthcare related services.

Specific to our eldercare-based operations, prior to COVID-19 our Telemedicine Medical Technology Platform was primarily focused on providing physiotherapy related “virtual-care” services to both smaller and remote eldercare focused facilities to ensure access to service providers, when needed; and continuity of care to eldercare patients without service providers in their area. With the profound impact COVID-19 has had on the delivery on delivery of healthcare services sector wide, operating under COVID-19 related authorized governmental proclamations and directives, on April 1, 2020, we expanded our eldercare related Telemedicine Medical Technology Platform to include non-critical resident reviews, exercise related activity and additional physiotherapy sessions, ensuring continuity of service for our long-term care and retirement home clients.

Specific to our Clinic based operations, the success of telemedicine has always depended on the adoption of virtual technology by clinicians, medically licensed providers and the patient. A basic checklist approach to results allows both multidisciplinary clinicians and medically licensed providers to remotely determine if direct medical attention is required rather than remote or virtual guidance to care. The patient friendly telemedicine platform removes the traditional barrier represented by intimidating peripherals along with necessary precision use and application of the peripherals to obtain accurate data necessary for appropriate diagnosis. A patient can now feel certain of their role in the assessment process without sophisticated and exhaustive training.

Our Telemedicine Medical Technology Platform intends to integrate certain medical devices, such as a blood pressure reading device, a derma scope, an ophthalmoscope otoscope, and other add-ons each of which can provide both the clinician and the medically licensed provider with real-time diagnostic data, greatly enhancing the ability to better provide the patient with an accurate diagnosis, treatment and follow-on guidance. Our Telemedicine Medical Technology Platform is intended to allow any qualified location to install and utilize our Telemedicine Medical Technology Platform at a relatively low-cost point of entry.

●	Develop and Launch our Remote Patient Monitoring Medical Technology Platform. Beyond the traditional confines of in-clinic visits, our Remote Patient Monitoring Medical Technology Platform (“RPM platform” or “RPM”) provides clinicians and practitioners the ability to maintain an on-going continuous connection with their patient community extending patient care directly into the patient’s home. Through our exclusive licensing agreement with Cloud DX, our RPM platform empowers a patient to have direct control of collecting and monitoring real-time vital sign information while maintaining a direct technology link from patient to clinician or medical practitioner. The transfer of vital information from home to clinic or patient to clinician allows for the delivery of high quality, non-redundant diagnostic based proactive healthcare. The implementation of in-clinic patient metrics equivalent to those derived via a remote application in the home environment is the first step in engaging patient retention to remote review.

Effective with the re-opening of NHL’s corporate clinics post COVID-19 lockdown, we have launched Phase 1 of our Remote Patient Monitoring Medical Technology Platform. Using the Cloud DX technology, at the time of our clinic staff initiating patient check-in, NHL’s staff is collecting pertinent vital sign data for on-going analysis, comparison, and observation under the RPM license application. Our clinic staff are actively working to educate our patients regarding the benefits of participating in our RPM Platform. In Canada, third party insurance coverage for RPM related devices is now being reviewed for implementation nationwide. Currently, as documented and requested by the clinician, insurance coverage is being approved on a case-by-case basis.

Additionally, the Company has implemented a marketing and sales program to sub-license the Cloud DX technology to our Canadian affiliate clinic network as well as other clinics and medically licensed providers throughout both Canada and the United States.

●	Develop and Launch our Novo Connect Medical Technology Platform. Our Novo Connect Medical Technology Platform (“Novo Connect”) is an app, currently in development, intended as a secure patient-centered portal designed to integrate numerous source systems for patient interface by facilitating communication between the patient and the patient’s provider. The Novo Connect app will be developed for Web, iOS and Android application to optimize communication between source systems. Novo Connect is being designed to allow patients to have direct control of their overall healthcare and wellness by providing a suite of secure, reliable engagement features, such as, but not limited to:

●	Appointment scheduling
●	Bi-directional interface with Electronic Health Records (EHR)
●	Access to Forms and Documents
●	Distribute patient data from C-CDAs to the patient portal regardless of source EHR
●	Bill Pay

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●	E-commerce
●	Remote Patient Monitoring Medical Technology Platform Interface
●	Telemedicine
●	Patient-focused wellness information

●	Build an Intellectual Property and Patent Portfolio. We intend to acquire or obtain licensing rights for Intellectual Property (IP) and patents related to health sciences and nano-formulation. When considering nano-formulation patent and IP assets, one specific area we intend to pursue relates to medical cannabis related medicines, beverages and foods infused with dry powder, liquid or oil with further formulation into creams and gels, allowing for oral, intravenous and/or transdermal delivery.

●	Acquire Ownership Interest in Licensed Pharmaceutical Manufacturing and Packaging Facilities. As we build our Intellectual Property portfolio, having ownership of a licensed, high-grade pharmaceutical product manufacturing and packaging solution is integral in creating the medium for use and application of our proprietary health sciences as well as mitigating market exclusion and enhancing patient service and product offerings.

●	Expand our Posture, Stride, and Kinetic Body Movement Scanning Technologies and Protocols. When combined with decades of data harvesting and analysis, we believe these specialized technologies and protocols provide our clinics with the ability to deliver better healthcare, through early diagnosis and preventative health care strategies, to both our patients and patients under the care of other providers.

●	Launch our Exclusive Medicinal Cannabidiol (“CBD”) Product Platform based in Canada. As we continue to build our health science platform of services and products through the integration of technology and rehabilitative science, one component of our lateral business growth strategy includes developing business units centered on the direct control of the cultivation, processing, and manufacturing of CBD products in Canada, and the sale and distribution of medicinal CBD products in Canada and authorized U.S. states. We expect our prospective medicinal CBD products will be specifically focused on CBD for use (i) as a treatment aid; (ii) to provide relief for a large array of neurological and musculoskeletal system disorders; and (iii) as an alternative option for health care providers in place of prescribing opioids to patients.

Offering our patients access to non-hallucinogenic and non-addictive natural remedies, under required clinical oversight policies and procedures as they relate to medicinal CBD, combined with our existing clinic-based treatment protocols, allows us to enter this market segment with a unique integration model not readily available in the marketplace.

Corporate Information

Novo Integrated Sciences, Inc. (“Novo Integrated”) was incorporated in Delaware on November 27, 2000, under the name Turbine Truck Engines, Inc. On February 20, 2008, the Company was re-domiciled to the State of Nevada. Effective July 12, 2017, the Company’s name was changed to Novo Integrated Sciences, Inc. On February 23, 2021, our shares of Common Stock began trading on the Nasdaq Capital Market under the symbol, “NVOS.” Our principal office is located at 11120 NE 2nd Street, Suite 100, Bellevue, Washington 98004 and our phone number is (206) 617-9797. Our corporate website address is www.novointegrated.com. The information contained on, or accessible through, our website is not incorporated in, and shall not be part of, this prospectus.

RISK FACTORS

Investing in the securities involves substantial risks. Before purchasing any of the securities, you should carefully consider and evaluate the risk factors below and all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. The risks and uncertainties that we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. The occurrence of any of these risks could materially and adversely impact our business, cash flows, condition (financial or otherwise), liquidity, prospects and/or results of operations. Please also refer to the section above entitled “Special Note Regarding Forward-Looking Statements” and the section below entitled “Where You Can Find More Information.”

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Our common stock may be delisted from The Nasdaq Capital Market if we cannot maintain compliance with Nasdaq’s continued listing requirements.

Our common stock is listed on the Nasdaq Capital Market. There are a number of continued listing requirements that we must satisfy in order to maintain our listing on the Nasdaq Capital Market.

We cannot assure you our securities will meet the continued listing requirements to be listed on Nasdaq in the future. If Nasdaq delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for the Nasdaq Capital Market and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations.

If our common stock is delisted from the Nasdaq and the price of our common stock remains below $5.00 per share, our common stock would come within the definition of “penny stock”.

Transactions in securities that are traded in the United States that are not traded on Nasdaq or on other securities exchange by companies, with net tangible assets of $5,000,000 or less and a market price per share of less than $5.00, may be subject to the “penny stock” rules. The market price of our common stock is currently less than $5.00 per share. If our common stock is delisted from the Nasdaq and the price of our common stock remains below $5.00 per share and our net tangible assets remain $5,000,000 or less, our common stock would come within the definition of “penny stock”.

Under these penny stock rules, broker-dealers that recommend such securities to persons other than institutional accredited investors:

●	must make a special written suitability determination for the purchaser;

●	receive the purchaser’s written agreement to a transaction prior to sale;

●	provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

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As a result of these requirements, if our common stock is at such time subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in these shares in the United States may be significantly limited. Accordingly, the market price of the shares may be depressed, and investors may find it more difficult to sell the shares.

Our common stock may be affected by limited trading volume and may fluctuate significantly.

Our common stock is traded on the Nasdaq Capital Market. Although an active trading market has developed for our common stock, there can be no assurance that an active trading market for our common stock will be sustained. Failure to maintain an active trading market for our common stock may adversely affect our shareholders’ ability to sell our common stock in short time periods, or at all. Our common stock has experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock.

USE OF PROCEEDS

We are registering these shares for resale by the selling stockholders. We will not receive any proceeds from the sale of the shares offered by this prospectus. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These sales may be affected in transactions, which may involve crosses or block transactions. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through brokers, dealers or underwriters that may act solely as agents;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of disposition; and

●	any other method permitted pursuant to applicable law.

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The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Each Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. If the Company is notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a Selling Stockholder that a donee or pledge intends to sell more than 500 shares of common stock , the Company will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (“FINRA”) or independent broker-dealer will not be greater than eight percent of the initial gross proceeds from the sale of any security being sold.

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The Company has advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. The Company will not receive any of the proceeds from this offering.

The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

The Company has agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, or (b) the date on which the shares of common stock covered by this prospectus may be sold or transferred by non-affiliates without any volume limitations or pursuant to Rule 144 of the Securities Act.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders to offer for resale, from time to time, up to 2,388,050 shares of our common stock issuable to the selling stockholders upon exercise of certain warrants currently held by the respective selling stockholders.

On April 9, 2021, the Company entered into a securities purchase agreement with certain institutional and accredited investors (the “Purchase Agreement”) whereby, among other things, it issued and sold warrants (the “warrants”) exercisable for an aggregate of up to 2,388,050 shares of common stock (the “shares”) and an exercise price of $3.35 per share. The warrants will expire on the five and a half-year anniversary of the date of issuance.

The warrants and the shares of common stock issuable thereunder were sold and issued without registration under the Securities Act of 1933, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The selling stockholders listed in the table below may from time to time offer and sell any or all shares of our common stock set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholders for whom we are registering shares for resale to the public, and the number of such shares that each such selling stockholder may offer pursuant to this prospectus. Applicable percentages are based on 26,489,357 shares of common stock outstanding on June 7, 2021.

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We cannot advise as to whether the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

			Shares beneficially owned after this Offering(2)
Selling Stockholders(1)	Number of Shares beneficially owned through May 25, 2021	Number of Shares Underlying Warrants that may be sold in this Offering	Number of Shares	Percentage of total outstanding common stock
3i, LP (3)	298,000	298,000	0	0%
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B(4)	147,000	147,000	0	0%
Anson Investments Master Fund LP(5)	110,250	110,250		0%
Anson East Master Fund LP(6)	36,750	36,750	0	0%
Armistice Capital Master Fund Ltd.(7)	298,000	298,000	0	0%
Auctus Fund, LLC(8)	366,225	238,050	128,175	*
Brio Capital Master Fund Ltd.(9)	294,000	147,000	147,000	*
Cavalry Fund I LP(10)	223,000	111,500	111,500	*
Cavalry Special Ops Fund LLC(11)	223,000	111,500	111,500	*
Citta Alta Capital, Inc. (12)	295,667	147,000	148,667	*
Empery Asset Master, Ltd(13)	136,801	136,801	0	0%
Empery Tax Efficient, LP(14)	33,734	33,734	0	0%
Empery Tax Efficient III, LP(15)	55,465	55,465	0	0%
Hudson Bay Master Fund Ltd.(16)	294,000	147,000	147,000	*
Intracoastal Capital, LLC(17)	223,000	223,000	0	0%
L1 Capital Global Opportunities Master Fund(18)	147,000	147,000	0	0%

*Denotes less than 1%.

(1)	If required, information about other selling stockholders, except for any future transferees, pledgees, donees or successors of the Selling Stockholder named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part. Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in the final prospectus.
(2)	Assumes all shares offered by the selling stockholders hereby are sold and that the selling stockholders buys or sells no additional shares of common stock prior to the completion of this offering.
(3)	Consists of 298,000 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. Maier J. Tarlow is the Manager of 3i Management LLC which is the General Partner of 3i, LP (“3i”) and in such capacity has the right to vote and dispose of the securities held by 3i. The address of 3i is 140 Broadway, Floor 38, New York, NY 10005.
(4)	Consists of 147,000 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

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(5)	Consists of 110,250 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is 155 University Avenue, Suite 207, Toronto, Ontario, Canada M5H 3B7.
(6)	Consists of 36,750 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is 155 University Avenue, Suite 207, Toronto, Ontario, Canada M5H 3B7.
(7)

Consists of 298,000 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder, which are subject to certain beneficial ownership limitations. The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The selling stockholder’s address is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(8)	Consists of (i) 128,175 shares of common stock held by the selling stockholder and (ii) 238,050 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. Auctus Fund Management, LLC (“Auctus Fund Management”), which serves as the managing member of Auctus Fund, LLC (“Auctus Fund”), may be deemed to be the beneficial owner of all shares of common stock held by Auctus Fund. Each of Alfred Sollami and Louis Posner (collectively, the “Individuals”), as managing members of Auctus Fund Management with the power to exercise investment discretion, may be deemed to be the beneficial owner of all shares of common stock held by Auctus Fund. The foregoing should not be construed in and of itself as an admission by Auctus Fund Management or any of the Individuals as to beneficial ownership of shares of common stock owned by Auctus Fund. Auctus Fund Management hereby disclaims any beneficial ownership of any such shares of common stock. Each of the Individuals hereby disclaim any beneficial ownership of any such shares of common stock except to the extent that each of the Individuals beneficially own membership interests of Auctus Fund. The principal business address of Auctus Fund, LLC is 545 Boylston St, 2nd Floor, Boston, MA 02116.
(9)	Consists of (i) 147,000 shares of common stock held by the selling stockholder and (ii) 147,000 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. Shaye Hirsch is the natural person with voting and dispositive power over the shares held by Brio Capital Master Fund Ltd. The selling stockholder’s address is 100 Merrick Road Suite 401W, Rockville Centre, NY 11570.
(10)	Consists of (i) 111,500 shares of common stock held by the selling stockholder and (ii) 111,500 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. Thomas Walsh is the managing member of Cavalry Fund I Management LLC, which is the general partner of Cavalry Fund I LP. As such, Mr. Walsh has voting control and investment discretion over the shares and may be deemed to be the beneficial owner thereof. The selling stockholder’s address is 82 East Allendale Road, Suite 5B, Saddle River NJ 07458.

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(11)	Consists of (i) 111,500 shares of common stock held by the selling stockholder and (ii) 111,500 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. Thomas Walsh is the managing member of Cavalry Fund I Management LLC, which is the general partner of Cavalry Special Ops Fund, LLC. As such, Mr. Walsh has voting control and investment discretion over the shares and may be deemed to be the beneficial owner thereof. The selling stockholder’s address is 82 East Allendale Road, Suite 5B, Saddle River NJ 07458.
(12)

Consists of (i) 148,667 shares of common stock held by the selling stockholder and (ii) 147,000 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. Craig Coaches is the President and control person of Citta Alta Capital, Inc. As such, Mr. Coaches has voting control and investment discretion over the shares and may be deemed to be the beneficial owner thereof. The selling stockholder’s address is 20 Calle Delcasse, Apt. 603, San Juan, Puerto Rico 00907.

(13)

Consists of 136,801 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The selling stockholder’s address is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020

(14)

Consists of 33,734 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The selling stockholder’s address is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020

(15)

Consists of 55,465 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The selling stockholder’s address is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(16)	Consists of (i) 147,000 shares of common stock held by the selling stockholder and (ii) 147,000 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The selling stockholder’s address is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, NY 10017.
(17)

Consists of 223,000 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of the securities reported herein that are held by Intracoastal. Such selling stockholder’s address is 245 Palm Trail, Delray Beach, Florida 33483.

(18)

Consists of 147,000 shares of common stock issuable upon the exercise of Warrants held by the selling stockholder. David Feldman is a director of L1 Capital Global Opportunities Master Fund and may be deemed to having voting and investment power over the securities listed in the table above. Such selling stockholder’s address is 1688 Meridian Avenue, Level 6, Miami Beach, Florida 33139.

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DESCRIPTION OF COMMON STOCK

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended (the “Amended and Restated Articles of Incorporation”) and our Bylaws (the “Bylaws”) which are filed as exhibits to the registration statement of which this prospectus is a part. We encourage you to read our Amended and Restated Articles of Incorporation, our Bylaws and the applicable provisions of the Nevada Revised Statutes (“NRS”) for additional information.

As of June 8, 2021, we are authorized to issue up to 499,000,000 shares of common stock, par value of $0.001 per share. As of June 8, 2021, there were 26,489,357 shares of common stock issued and outstanding, held by 526holders of record. The authorized and unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our common stock may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of either our common stock.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Holders of the Company’s common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Anti-Takeover Effects of Various Provisions of Nevada Law and our Articles of Incorporation

Provisions of the NRS and our Amended and Restated Articles of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

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In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Prohibition on Cumulative Voting. Our Amended and Restated Articles of Incorporation prohibit cumulative voting in the election of directors.

Removal of Directors. Our Amended and Restated Articles of Incorporation provide that any director may be removed from office only by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote.

Vacancies on the Board. Our Amended and Restated Articles of Incorporation provide that newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board.

Bylaws. Our Bylaws authorize the board of directors to amend the bylaws by a majority vote of the Board.

Calling of Special Meetings of Stockholders. Our Amended and Restated Articles of Incorporation provides that a special meeting of the stockholders of the Company for any purpose or purposes may be called at any time by the President or the Secretary of the Company by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock issued and outstanding and entitled to vote.

Authorized but Unissued Shares. Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without shareholder approval. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Interested Stockholder Statute. We are subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes (“NRS”) Sections 78.411 through 78.444) which prohibits an “interested stockholder” from entering into a “combination” with us, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of our capital stock entitled to vote. We have, however, elected in our Amended and Restated Articles of Incorporation to not be governed by the provisions of NRS Sections 78.411 through 78.444.

Limitations on Liability and Indemnification of Officers and Directors. NRS limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Articles of Incorporation include provisions that require us to indemnify, to the fullest extent allowable under the NRS, our directors or officers against monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Amended and Restated Articles of Incorporation also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the NRS. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions under the NRS and in our Amended and Restated Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws.

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Transfer Agent

Pacific Stock Transfer Company (“Transfer Agent”) is our transfer agent and registrar.

The Transfer Agent’s address is at 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Anthony L.G., PLLC, West Palm Beach, Florida.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the years ended August 31, 2020 have been so incorporated in reliance on the reports of SRCO Professional Corporation and NVS Professional Corporation (formerly NVS Chartered Accountants Professional Corporation), independent registered public accounting firms, given on the authority of said firms as experts in auditing and accounting.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the company. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at http://www.novointegrated.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we have filed and will file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended August 31, 2020, filed with the SEC on December 9, 2020;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 2020 and February 28, 2021, filed with the SEC on January 13, 2021 and April 14, 2021, respectively;

●	our Current Reports on Form 8-K filed with the SEC on November 13, 2020, November 30, 2020, December 21, 2020, January 28, 2021, February 1, 2021, February 16, 2021, February 22, 2021, April 15, 2021, April 22, 2021, May 6, 2021, May 17, 2021, May 26, 2021, and June 3, 2021;

●	the description of our common stock which is included in our Form 8-A12B filed with the SEC on February 19, 2021, including any amendment or report filed for the purpose of updating that description; and

●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

You may access these filings on our website at www.novointegrated.com. The information on our website is not incorporated by reference and is not considered part of this prospectus. Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

Novo Integrated Sciences, Inc.

11120 NE 2nd Street, Suite 100

Bellevue, WA 98004

(206) 617-9797

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses of the distribution of the shares registered hereunder on Form S-3. None of the expenses listed below are to be borne by any of the Selling Stockholder named in the prospectus that forms a part of this registration statement.

AMOUNT
SEC Registration Fee	$872.80
Legal Fees and Expenses	$20,000.00
Accounting Fees and Expenses	$10,000.00
Miscellaneous Expenses	$-
Total	$30,872.80

The amounts set forth above, except for the SEC Registration Fee, are estimated.

Item 15. Indemnification of Directors and Officers.

Our Amended and Restated Articles of Incorporation, as amended, provide for the indemnification of our officers and directors to the fullest extent permitted by the laws of the State of Nevada and may, if and to the extent authorized by our board of directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Our Amended and Restated Articles of Incorporation, as amended, provide that none of our directors or officers shall be personally liable to us or our shareholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the unlawful payment of dividends. Limitations on liability provided for in our Amended and Restated Articles of Incorporation, as amended, do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Amended and Restated Articles of Incorporation, as amended, may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the articles of incorporation, as amended, and amended and restated bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

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Item 16. Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 5, 2017).

3.2	Certificate of Amendment filed by the registrant with the Nevada Secretary of State on November 9, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2020).

3.3	Termination of Amendment filed by the registrant with the Nevada Secretary of State on November 23, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2020).

3.4	Certificate of Amendment filed by the registrant with the Nevada Secretary of State on November 23, 2020 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2020).

3.5	Termination of Amendment filed by the registrant with the Nevada Secretary of State on December 4, 2020 (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K filed with the Commission on December 9, 2020).

3.6	Certificate of Amendment filed by the registrant with the Nevada Secretary of State on December 4, 2020 (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K filed with the Commission on December 9, 2020).

3.7	Bylaws of registrant dated February 15, 2008 (incorporated by reference to Exhibit 3.10 to the Company’s Annual Report on Form 10-K filed with the Commission on March 7, 2017).

4.1	Guaranty Agreement dated September 24, 2019 by and between the registrant, Fitness International, LLC and Fitness & Sports Clubs, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

4.2	Guaranty Agreement dated September 24, 2019 by and between the registrant and LAF Canada Company (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

5.1	Opinion of Anthony L.G., PLLC

10.1†	Employment Agreement, entered into on July 12, 2017 and effective July 1, 2017, between the registrant and Christopher David (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 18, 2017).

10.2†	2015 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s registration statement on Form S-8 filed with the Commission on September 8, 2015).

10.3	Share Exchange Agreement dated April 25, 2017 by and between Turbine Truck Engines, Inc., Novo Healthnet Limited, ALMC-ASAP Holdings Inc., Michael Gaynor Family Trust, 1218814 Ontario Inc. and Michael Gaynor Physiotherapy Professional Corp. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 1, 2017).

10.4	Amendment No. 1 to Share Exchange Agreement dated as of May 3, 2017 by and between Turbine Truck Engines, Inc., Novo Healthnet Limited, ALMC-ASAP Holdings Inc., Michael Gaynor Family Trust, 1218814 Ontario Inc. and Michael Gaynor Physiotherapy Professional Corp. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 9, 2017).

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10.5†	Option to Purchase Common Stock, dated July 12, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 18, 2017).

10.6†	Employment Agreement entered into on December 29, 2017 and effective January 1, 2018, between the registrant and Christopher David (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 3, 2018).

10.7†	Option to Purchase Common Stock dated December 29, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 3, 2018).

10.8†	Novo Integrated Sciences, Inc. 2018 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2018).

10.9†	Amendment to Option #21 of Christopher David dated as of April 20, 2018 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on April 24, 2018).

10.10†	Amendment to Option #23 of Christopher David dated as of April 20, 2018 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on April 24, 2018).

10.11†	Amendment to Option #24 of Christopher David dated as of April 20, 2018 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on April 24, 2018).

10.12†	Amendment No. 1 to Employment Agreement dated July 27, 2018 by and between the registrant and Christopher David (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 27, 2018).

10.13†	Employment Agreement, entered into on November 30, 2018 and effective December 1, 2018, between Christopher David and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 6, 2018).

10.14	Agreement of Transfer and Assignment dated January 8, 2019 by and between the registrant and 2478659 Ontario Ltd. (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on January 11, 2019).

10.15	Software License Agreement dated February 26, 2019 by and among Novo Integrated Sciences, Inc., Novo Healthnet Limited and Cloud DX Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 5, 2019).

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10.16	First Amendment to Cloud DX Perpetual Software License Agreement dated March 6, 2020 and entered into on March 9, 2020 by and among the registrant, Novo Healthnet Limited and Cloud DX Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 12, 2020).

10.17	Proposal for Joint Venture dated September 11, 2019 between the registrant and Harvest Gold Farms, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 17, 2019).

10.18	Master Facility License Agreement dated September 24, 2019 by and between Novomerica Health Group Inc., Fitness International, LLC, and Fitness & Sports Clubs, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

10.19	Amendment to Master Facility License Agreement, entered into as of February 4, 2020, by and between Fitness International, LLC and Novomerica Health Group, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 10, 2020).

10.20	Master Facility License Agreement dated September 24, 2019 by and between Novo Healthnet Limited, Inc. and LAF Canada Company (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

10.21	First Amendment to Master Facility License Agreement, entered into as of February 4, 2020, by and between LAF Canada Company and Novo Health Limited, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on February 10, 2020).

10.22†	Employment Agreement dated August 6, 2020 between the registrant and Christopher David (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 12, 2020).

10.23†	Option Agreement #32 of Christopher David dated August 6, 2020. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on August 12, 2020).

10.24†	Novo Integrated Sciences, Inc. 2018 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2018).

10.25†	Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 16, 2021).

10.26	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2021).

10.27	Placement Agency Agreement between the Company and Maxim Group LLC, dated April 9, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2021).

10.28	Share Exchange Agreement, dated as of May 11, 2021, by and among the Company, Pro-Dip, LLC, Peter St. Lawrence and George St. Lawrence (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 17, 2021).

10.29

Share Exchange Agreement, dated as of May 28, 2021, by and among the Company, Novo Healthnet Limited, Acenzia Inc., Ambour Holdings Inc., Avec8 Holdings Inc., Indrajit Sinha, Grant Bourdeau and Derrick Bourdeau (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 3, 2021).

23.1	Consent of SRCO Professional Corporation, Independent Registered Public Accounting Firm.

23.2	Consent of NVS Professional Corporation, Independent Registered Public Accounting Firm.

23.3	Consent of Anthony L.G., PLLC (incorporated in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1	Compensation Committee Charter (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 6, 2021).

99.2	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 6, 2021).

†	Management contract, compensation plan or arrangement.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 193, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bellevue, State of Washington on June 8, 2021.

Novo Integrated Sciences, Inc.

By:	/s/ Robert Mattacchione
Robert Mattacchione,
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Robert Mattacchione, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their respective capacities on June 8, 2021.

Name	Title

/s/ Robert Mattacchione	Chairman of the Board and Chief Executive Officer
Robert Mattacchione	(Principal Executive Officer)

/s/ Sterling M. Jimenez	Principal Financial Officer
Sterling M. Jimenez	(Principal Financial Officer and Principal Accounting Officer)

/s/ Pierre Dalcourt	Director
Pierre Dalcourt

/s/ Christopher David	President and Director
Christopher David

/s/ Alex Flesias	Director
Alex Flesias

/s/ Michael Gaynor	Director
Michael Gaynor

/s/ Robert Oliva	Director
Robert Oliva

/s/ Michael Pope	Director
Michael Pope

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 5, 2017).

3.2	Certificate of Amendment filed by the registrant with the Nevada Secretary of State on November 9, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2020).

3.3	Termination of Amendment filed by the registrant with the Nevada Secretary of State on November 23, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2020).

3.4	Certificate of Amendment filed by the registrant with the Nevada Secretary of State on November 23, 2020 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the Commission on November 30, 2020).

3.5	Termination of Amendment filed by the registrant with the Nevada Secretary of State on December 4, 2020 (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K filed with the Commission on December 9, 2020).

3.6	Certificate of Amendment filed by the registrant with the Nevada Secretary of State on December 4, 2020 (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 10-K filed with the Commission on December 9, 2020).

3.7	Bylaws of registrant dated February 15, 2008 (incorporated by reference to Exhibit 3.10 to the Company’s Annual Report on Form 10-K filed with the Commission on March 7, 2017).

4.1	Guaranty Agreement dated September 24, 2019 by and between the registrant, Fitness International, LLC and Fitness & Sports Clubs, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

4.2	Guaranty Agreement dated September 24, 2019 by and between the registrant and LAF Canada Company (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

5.1	Opinion of Anthony L.G., PLLC

10.1†	Employment Agreement, entered into on July 12, 2017 and effective July 1, 2017, between the registrant and Christopher David (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 18, 2017).

10.2†	2015 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s registration statement on Form S-8 filed with the Commission on September 8, 2015).

10.3	Share Exchange Agreement dated April 25, 2017 by and between Turbine Truck Engines, Inc., Novo Healthnet Limited, ALMC-ASAP Holdings Inc., Michael Gaynor Family Trust, 1218814 Ontario Inc. and Michael Gaynor Physiotherapy Professional Corp. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 1, 2017).

10.4	Amendment No. 1 to Share Exchange Agreement dated as of May 3, 2017 by and between Turbine Truck Engines, Inc., Novo Healthnet Limited, ALMC-ASAP Holdings Inc., Michael Gaynor Family Trust, 1218814 Ontario Inc. and Michael Gaynor Physiotherapy Professional Corp. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 9, 2017).

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10.5†	Option to Purchase Common Stock, dated July 12, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 18, 2017).

10.6†	Employment Agreement entered into on December 29, 2017 and effective January 1, 2018, between the registrant and Christopher David (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 3, 2018).

10.7†	Option to Purchase Common Stock dated December 29, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 3, 2018).

10.8†	Novo Integrated Sciences, Inc. 2018 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2018).

10.9†	Amendment to Option #21 of Christopher David dated as of April 20, 2018 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on April 24, 2018).

10.10†	Amendment to Option #23 of Christopher David dated as of April 20, 2018 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on April 24, 2018).

10.11†	Amendment to Option #24 of Christopher David dated as of April 20, 2018 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on April 24, 2018).

10.12†	Amendment No. 1 to Employment Agreement dated July 27, 2018 by and between the registrant and Christopher David (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 27, 2018).

10.13†	Employment Agreement, entered into on November 30, 2018 and effective December 1, 2018, between Christopher David and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 6, 2018).

10.14	Agreement of Transfer and Assignment dated January 8, 2019 by and between the registrant and 2478659 Ontario Ltd. (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on January 11, 2019).

10.15	Software License Agreement dated February 26, 2019 by and among Novo Integrated Sciences, Inc., Novo Healthnet Limited and Cloud DX Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 5, 2019).

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10.16	First Amendment to Cloud DX Perpetual Software License Agreement dated March 6, 2020 and entered into on March 9, 2020 by and among the registrant, Novo Healthnet Limited and Cloud DX Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 12, 2020).

10.17	Proposal for Joint Venture dated September 11, 2019 between the registrant and Harvest Gold Farms, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 17, 2019).

10.18	Master Facility License Agreement dated September 24, 2019 by and between Novomerica Health Group Inc., Fitness International, LLC, and Fitness & Sports Clubs, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

10.19	Amendment to Master Facility License Agreement, entered into as of February 4, 2020, by and between Fitness International, LLC and Novomerica Health Group, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 10, 2020).

10.20	Master Facility License Agreement dated September 24, 2019 by and between Novo Healthnet Limited, Inc. and LAF Canada Company (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

10.21	First Amendment to Master Facility License Agreement, entered into as of February 4, 2020, by and between LAF Canada Company and Novo Health Limited, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on February 10, 2020).

10.22†	Employment Agreement dated August 6, 2020 between the registrant and Christopher David (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 12, 2020).

10.23†	Option Agreement #32 of Christopher David dated August 6, 2020. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on August 12, 2020).

10.24†	Novo Integrated Sciences, Inc. 2018 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2018).

10.25†	Novo Integrated Sciences, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 16, 2021).

10.26	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2021).

10.27	Placement Agency Agreement between the Company and Maxim Group LLC, dated April 9, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2021).

10.28	Share Exchange Agreement, dated as of May 11, 2021, by and among the Company, Pro-Dip, LLC, Peter St. Lawrence and George St. Lawrence (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 17, 2021).

10.29	Share Exchange Agreement, dated as of May 28, 2021, by and among the Company, Novo Healthnet Limited, Acenzia Inc., Ambour Holdings Inc., Avec8 Holdings Inc., Indrajit Sinha, Grant Bourdeau and Derrick Bourdeau (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 3, 2021).

23.1	Consent of SRCO Professional Corporation, Independent Registered Public Accounting Firm.

23.2	Consent of NVS Professional Corporation, Independent Registered Public Accounting Firm.

23.3	Consent of Anthony L.G., PLLC (incorporated in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1	Compensation Committee Charter (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 6, 2021).

99.2	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 6, 2021).

†	Management contract, compensation plan or arrangement.

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